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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of CSK Auto Corporation of our reports dated December 23, 1997 and April 10, 1998 relating to the financial statements of CSK Auto Corporation, which appear in such Prospectus. We also consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of CSK Auto Corporation of our reports dated December 23, 1997 and April 10, 1998 related to the financial statement schedule of CSK Auto Corporation, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."

PricewaterhouseCoopers LLP

Phoenix, Arizona

November 19, 1998